An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

MEDICAL CANNABIS PAYMENT SOLUTIONS

37,038,000 SHARES OF COMMON STOCK

Medical Cannabis Payment Solutions (“we” or the “Company”) is offering for sale a maximum of 30,000,000 shares of its common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. The Selling Stock Holder is offering for sale a maximum of 7,038,000 shares of common stock at a fixed price of $.02 per share. Both offerings will terminate upon the earlier of the sale of all 37,038,000 shares being offered, or one year after the offering statement is qualified by the Securities and Exchange Commission.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Prior to this qualification, there has been only a limited public trading market for the common stock of the Company. Our shares trade under the symbol REFG on OTC Pink (Pink Sheets).

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this offering circular for a discussion of information that should be considered in connection with an investment in our securities.

Shares Offered By	Number of Shares	Price to Public	Underwriting discount and commissions(1)	Proceeds to Company (2)
The Company	30,000,000	$.02	$.002	$540,000
Selling Security Holder	7,038,000	$.02	$.002	-

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(1)	We may offer shares through registered broker dealers. We may pay finders, but information as to the finder or brokers must be disclosed in an amendment to this offering circular.

(2)	Does not include expenses of the offering estimated at $50,000. See “Plan of Distribution.”

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part I of the S-1 format of Form 1-A.

109 E. 17th Street, Suite 4634, Cheyenne Wyoming 82001

(702)706-7011; www.refg.co

The date of this Preliminary Offering Circular is December 13, 2017.

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Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

Overview

Medical Cannabis Payment Solutions (“we”, or “the Company”) was incorporated in Nevada on May 17, 2013, as the result of a holding company reorganization. We operate through a wholly-owned subsidiary, State Sourced. We are in the business of merchant processing for medical marijuana enterprises.

We expect to use the proceeds of this offering for marketing as well as general and administrative expenses. We expect to commenced sales in August 2017 and hope to increase sales in the coming months. See “Use of Proceeds.”

Our business office is located at 109 E. 17th Street, Suite 4634, Cheyenne Wyoming 82001. Our telephone number is (702) 706-7011. We plan to establish new corporate offices in the Salt Lake City, Utah metropolitan area as soon as practicable.

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Summary of the Offering

Securities Offered	30,000,000 shares of common stock, par value $0.0001 (the “Common Stock”) by the Company.

7,038,000 shares of Common Stock by the Selling Security Holder

Offering price per Share	$.02 per share of Common Stock.

Number of shares outstanding before the offering of common shares	227,259,485 shares of Common Stock as of the date hereof, and 84,014,500 shares issuable upon exercise or conversion of outstanding warrants and preferred stock.

Number of shares outstanding after the offering of common shares if all the shares being offered are sold	264,297,485 shares of Common Stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is only a limited public market for the common shares and a broad public market may never develop. The common stock is quoted on OTC Pink, informally known as the “Pink Sheets,” under the symbol REFG.

Use of proceeds

The Company intends to use the proceeds of this offering for marketing and for general and administrative purposes. See “Use of Proceeds” section for details. The Company will receive no proceeds from the offering by the Selling Security Holder.

Termination of the offering	The offering will conclude upon the earlier of the sale of all 37,038,000 shares or one year after the date of this offering circular.

You should rely only upon the information contained in this offering circular. The Company and the Selling Security Holder have not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company and the Selling Security Holder are offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the common stock.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company and the Selling Security Holder consider the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO THE MEDICAL CANNABIS INDUSTRY

The medical cannabis industry is subject to Federal, state and local regulations, which at times are in conflict with each other.

Our proposed business is dependent on state laws pertaining to the cannabis industry. Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of cannabis, which would negatively impact our proposed business.

As of the date of this offering circular, twenty-nine states and the District of Columbia allow their residents to use medical cannabis. The state laws are in conflict with the federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The Obama administration made numerous statements indicating that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. However, the Trump Administration has indicated that it may change these stated policies regarding the low-priority enforcement of federal laws. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to the Company and its stockholders. Under current and prior Federal budget appropriations bills, the US Department of Justice is not permitted to use Federal funds to prosecute medical marijuana activities which comply with state law.

Cannabis remains illegal under federal law. Despite the development of a legal cannabis industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule-I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. In March 2015, bipartisan legislation was introduced in the U.S. Senate proposing to change federal law such that states could regulate medical use of cannabis without fear of prosecution. A key component of the proposed Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) is to reclassify cannabis under the Controlled Substances Act to Schedule II, thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses.

The cannabis industry faces significant opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. For example, medical cannabis will likely adversely impact the existing market for the current “cannabis pill” sold by mainstream pharmaceutical companies. Further, the medical cannabis industry could face a material threat from the pharmaceutical industry, should cannabis displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical cannabis industry. Any inroads the pharmaceutical industry could make in halting or impeding the cannabis industry could have a detrimental impact on our proposed business.

Potential customers of the Company have difficulty accessing the service of banks, which may make it difficult for them to operate. Since the use of cannabis is illegal under federal law, many banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for potential customers, clients and tenants of the Company to operate. On the other hand, we believe that our system can permit businesses in the industry to participate in the banking system.

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Laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. Furthermore, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

We operate in a highly competitive industry and potential competitors could duplicate our business model.

We are involved in a highly competitive industry where we compete with numerous other companies who offer products and services similar to those we offer. There is no aspect of our business, which is protected by patents; we rely on trade secret protection, copyrights, trademarks, and trade names. As a result, potential competitors will likely attempt to duplicate our business model. Some of our potential competitors may have significantly greater resources than we have, which may make it difficult for us to compete. There can be no assurance that we will be able to successfully compete against these other entities.

RISKS RELATED TO OUR CORPORATE OPERATIONS

We have a limited operating history and may never be profitable.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business. We expect that we will continue to need to raise additional capital in order to fund our operations. There can be no assurance that such additional capital will be available to us on favorable terms or at all. There can be no assurance that we will be profitable.

Our financial statements have not been audited by a certified public accountant.

Management has prepared the accompanying financial statements. They have not been audited by a certified public accountant. A certified public accountant is required to undertake certain procedures when it audits financial statements. Those audit procedures are designed to ensure the reliability and accuracy of the financial statements and to detect fraud and the potential for fraud in the issuer’s financial reports. Investors will not have the benefit accruing from an independent audit of the financial statements.

No intention to pay dividends.

A return on investment may be limited to the value of our common stock. We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of the Board. If we do not pay dividends, our common stock may be less valuable because a return on your investment would only occur if the Company’s stock price appreciates.

Our ability to continue as a going concern is not free from doubt.

There is substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared on a going concern basis, which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future. We have incurred a loss since May 17, 2013 (Inception) resulting in an accumulated deficit of approximately $1.5 million as of September 30, 2017 and further losses are anticipated in the development of our business.

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Our ability to continue as a going concern is dependent upon our becoming profitable in the future and, or, obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

Risks of our payment processing systems

Our proprietary payment processing system is new, and there could be unanticipated problems with its operations. We as yet have no contracts for our processing system, and there is no assurance when we will commence obtaining a significant level of contracts.

Payment software is subject to security risks (cyber security) and the potential loss of confidential customer data. There have recently been a number of high – profile data breaches. Such data breaches could result in serious liability to the Company.

Risks of expansion of our business arise due to our limited operating history.

Historically we have had no employees other than our officers. As we obtain customers, we will be required to establish a corporate infrastructure, and management has limited experience in managing an enterprise. Our continued growth and profitability depend on our ability to successfully realize our growth strategy by expanding our sales. We cannot assure that our efforts will be successful nor that we will not incur unforeseen administrative and compliance costs.

Our future success depends on our ability to obtain customers. If we are unable to effectively market our payment processing system, we will be unable to grow and expand our business or implement our business strategy, which could materially impair our ability to obtain sales and revenue.

Our failure to obtain capital may significantly restrict our proposed operations. We need capital to operate and fund our business plan. We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. Our failure to obtain the capital, which we require, may result in the slower implementation or curtailment of our business plan.

Capital and credit market conditions may adversely affect our access to various sources of capital and/or the cost of capital, which could impact our business activities, dividends, earnings and common stock price, among other things.

We depend on key personnel, including Jeremy Roberts, our Chief Executive Officer, and future members of management, and the loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and existing and prospective industry participants, which could negatively affect our financial condition, results of operations, cash flow and trading price of our common stock.

Our success depends on our ability to attract and retain the services of executive officers, senior officers and community managers. There is substantial competition for qualified personnel in the medical cannabis industry and the loss of our key personnel could have an adverse effect on us. Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly Jeremy Roberts, our Chief Executive Officer. The loss of services of Mr. Roberts or other members of our senior management team which we may hire, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners and industry participants, which could negatively affect our financial condition, results of operations and cash flow.

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The ability of stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our Articles of Incorporation and bylaws and by Nevada law.

There are provisions in our Articles of Incorporation and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

Our Articles of Incorporation authorizes our board of directors to shares of preferred stock with such rights, preferences and privileges as determined by the board, and therefore to authorize us to issue such shares of stock. We believe these Articles of Incorporation provisions will provide us with increased flexibility in structuring possible future financings. The additional classes or series will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests.

In addition, certain provisions of the Nevada General Corporation Law, or the NGCL, may have the effect of impeding a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could be in the best interests of our stockholders, including:

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“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding voting shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes special appraisal rights and special stockholder voting requirements on these combinations; and

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“control share” provisions that provide that holders of “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise voting power in the election of directors within one of three increasing ranges) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

The NGCL permits our board of directors, without stockholder approval and regardless of what is currently provided in our Articles of Incorporation or bylaws, to implement certain takeover defenses, including adopting a classified board or increasing the vote required to remove a director. Such takeover defenses may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price.

In addition, the provisions of our Articles of Incorporation on the removal of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Each item discussed above may delay, deter or prevent a change in control of our company, even if a proposed transaction is at a premium over the then-current market price for our common stock. Further, these provisions may apply in instances where some stockholders consider a transaction beneficial to them. As a result, our stock price may be negatively affected by these provisions.

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Our board of directors may change our policies without stockholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our board of directors or those committees or officers to whom our board of directors delegates such authority. Our board of directors will also establish the amount of any dividends or other distributions that we may pay to our stockholders. Our board of directors or the committees or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without stockholder vote. Accordingly, our stockholders will not be entitled to approve changes in our policies, and, while not intending to do so, may adopt policies that may have a material adverse effect on our financial condition and results of operations.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions that you do not believe are in your best interests.

Nevada law provides that a director has no liability in that capacity if he or she satisfies his or her duties to us and our stockholders. Upon completion of this offering, as permitted by the NGCL, our Articles of Incorporation will limit the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our Articles of Incorporation will authorize us to obligate us, and our bylaws will require us, to indemnify our directors for actions taken by them in those capacities to the maximum extent permitted by Nevada law. Our Articles of Incorporation and bylaws also authorize us to indemnify these officers for actions taken by them in those capacities to the maximum extent permitted by Nevada law. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist. Accordingly, in the event that actions taken in good faith by any of our directors or officers impede the performance of our company, your ability to recover damages from such director or officer will be limited. In addition, we will be obligated to advance the defense costs incurred by our directors and our officers, and may, in the discretion of our board of directors, advance the defense costs incurred by our employees and other agents, in connection with legal proceedings.

Our business could be adversely impacted if there are deficiencies in our disclosure controls and procedures or internal control over financial reporting.

The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management will continue to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. Furthermore, our disclosure controls and procedures and internal control over financial reporting with respect to entities that we do not control or manage may be substantially more limited than those we maintain with respect to the subsidiaries that we have controlled or managed over the course of time. Deficiencies, including any material weakness, in our internal control over financial reporting which may occur in the future could result in misstatements of our results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, reputation, results of operations, financial condition or liquidity.

RISKS RELATED TO THE MARKET FOR OUR COMMON STOCK

There has been only a limited public market for our common stock and an active trading market for our common stock may not develop following this offering.

There has not been any broad public market for our common stock, and an active trading market may not develop or be sustained. Shares of our common stock may not be able to be resold at or above the initial public offering price. The initial public offering price of our common stock has been determined arbitrarily by management without regard to earnings, book value, or other traditional indication of value. Our common stock may trade below the initial public offering price following the completion of this offering. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of companies in the medical cannabis industry and the attractiveness of their equity securities in comparison to other equity securities, our financial performance and general stock and bond market conditions.

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The market price and trading volume of our common stock may be volatile following this offering.

Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price.

Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly operating results or dividends;

•	changes in our funds from operations or income estimates;

•	publication of research reports about us or the medical cannabis estate industry;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional stockholders;

•	speculation in the press or investment community;

•	the realization of any of the other risk factors presented in this offering circular;

•	the extent of investor interest in our securities;

•	investor confidence in the stock and bond markets, generally;

•	changes in tax laws;

•	future equity issuances;

•	failure to meet income estimates; and

•	general market and economic conditions.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

There could be volatility in our share price due to shares held by only a few people.

A small number of stockholders own a significant portion of our public float. As of the date of this offering circular, a limited number (less than 15) persons beneficially own and control a significant portion of the public float of the Company, consisting of more than 100 million shares. The Company has no control over the decisions of any of these stockholders to retain ownership of their shares. The trading price of the Company’s common stock could be adversely affected or be subject to volatility if one or more of these stockholders should determine to sell their shares.

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Furthermore, the Company has outstanding 35,000 shares of Series A Convertible Preferred Stock. If all of the Series A Convertible Preferred Stock is converted at the current conversion rate, an additional 87,500,000 shares of common stock could be issued to the holders thereof. During the year ended December 31, 2015, management negotiated a 12.5% increase in the conversion rate with several holders, but there can be no assurance that it will be able to re-negotiate the conversion rate in the future. There are also promissory notes outstanding in the amount of $137,500, plus accrued interest. These promissory notes are not convertible by their terms, but we may agree to convert them into common stock if management believes it can do so at a favorable price. The conversion price could be at some unknown discount to the public market. The sale of shares by converting holders of preferred stock, or note holders, could adversely affect the trading price of our common stock.

Our shares are “Penny Stock,” which impairs trading liquidity.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

If you invest in this offering, you will experience immediate dilution.

We expect the initial public offering price of shares of our common stock to be higher than the pro forma net tangible book value per share of our outstanding shares of common stock. Accordingly, if you purchase shares of common stock in this offering, you will experience immediate dilution of approximately $0.0189 in the pro forma net tangible book value per share of common stock. This means that investors who purchase shares of common stock will pay a price per share that exceeds the pro forma net tangible book value of our assets after subtracting our liabilities.

Future issuances of debt securities and equity securities may negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing stockholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends and shares that may be issued in exchange for common units and equity plan shares/units. Upon liquidation, holders of our debt securities and other loans and preferred stock will receive a distribution of ouravailable assets before common stockholders. We are not required to offer any such additional debt or equity securities to existing stockholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities (including common units and convertible preferred units), warrants or options, will dilute the holdings of our existing common stockholders and such issuances or the perception of such issuances may reduce the market price of shares of our common stock. Any convertible preferred units would have, and any series or class of our preferred stock would likely have, a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to common stockholders.

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As an “Emerging Growth Company” any decision to comply with the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards.

Our status as an “Emerging Growth Company” under the JOBS Act of 2012 may make it more difficult to raise capital.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) offering statement, and periodic reports we file there under.

Our reporting obligation to file reports following this offering will be suspended if, on the first day of any fiscal year (other than a fiscal year in which the offering statement under the Securities Act has been qualified), we have fewer than 300 shareholders of record and we file Form 1-Z with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

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Further, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common shares are not registered under the Exchange Act, our Company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which requires the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than five (5%) of the class.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	potential governmental regulations relating to or that may impact the medical cannabis industry;

•	increased costs or exposure to liability as a result of changes in laws or regulations applicable to the cannabis industry;

•	general volatility of the capital and credit markets and the market price of our common stock;

•	exposure to litigation or other claims;

•	loss of key personnel;

•	the risk that we may experience future net losses;

•	risks associated with breaches of our data security;

•	failure to obtain necessary outside financing on favorable terms, or at all;

•	risks associated with future sales of our common stock by existing shareholders or the perception that they intend to sell substantially all of the shares of our common stock that they hold;

•	risks associated with the market for our common stock; or

•

any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

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Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best efforts basis. No minimum number of shares must be sold. The offering price per share is $.02 per share. We expect to use the funds of this offering for marketing (70%) and for general and administrative expenses (30%). The offering of shares by the Selling Security Holder will result in no proceeds to the Company.

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DESCRIPTION OF BUSINESS AND PLAN OF OPERATION

Corporate History

Medical Cannabis Payment Solutions (“we”, or “the Company”) was incorporated in Nevada on May 17, 2013, as the result of a holding company reorganization. We operate through a wholly-owned subsidiary, State Sourced. We are in the business, through our proprietary, closed loop system of merchant processing for medical marijuana enterprises.

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Our Business

Our primary focus since organization in May 2013 has been the development of ancillary services for the medical marijuana industry. Since 1996, medicinal cannabis, commonly referred to as medical marijuana, has been legalized by 29 states and the District of Columbia. Several additional states are considering legislation for legalization in the future.

Our StateSourced administration system is designed to be a robust, instrumental, closed loop merchant processing system. In response to the industry’s overwhelming need to have a private and encrypted digital solution to serve the rapidly growing legal marijuana industry, StateSourced brings to market the first and only first-tier merchant processing operation of its kind; a comprehensive structure which tracks sales and tax collection, and empowers businesses with an outstanding state-of-the-art client management system. We expect our first sales will be achieved in the next three months. As of the date of this offering circular we have no customers.

We expect to earn revenue on a fee-based system, specifically, by charging transaction fees up to 5% for all financial transactions of our clients. A portion of those fees will be paid in turn to financial institution(s) which assist us in processing.

Currently we are marketing our services through the personal efforts of our executive officer. We expect to use the proceeds of this offering to expand marketing, primarily by employing an unaffiliated marketing company, as well as by trade shows, print and internet advertising, and word-of-mouth.

Prior to March 2016, through our Ghost Apps subsidiary, the Company developed and marketed integrated supply and distribution technology mandated or to be mandated by many of these states, through our S2S “Seed-to-Sale” integrated solution. In March 2016, we formed State Sourced as a wholly-owned subsidiary to develop and market our proprietary payment solution system. State Sourced assists in state tracking of sales, collection of tax, and supervision of sales to consumers. Most importantly, State Sourced includes a private, closed loop merchant processing system and to the knowledge of management, is the only first-tier processing system available to the industry. In fiscal 2016, we began to focus our efforts exclusively on the State Sourced business, and the Ghost Apps business has been accounted for as discontinued operations. See Note 4 to the Consolidated Financial Statements.

The traditional banking and merchant processing system has been virtually unavailable to the medical cannabis industry. On February 14, 2014, the Financial Crimes Enforcement Network (“FinCEN”) issued guidance (Guidance FIN-2014-G001) to financial institutions with respect to servicing cannabis businesses, and in particular, the application of the Bank Secrecy Act to cannabis transactions. The FinCEN guidance represents an effort to clarify the issue for financial institutions. The guidance provided the following factors for institutions to consider:

In assessing the risk of providing services to a marijuana-related business, a financial institution should conduct customer due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, a financial institution may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

As part of its customer due diligence, a financial institution should consider whether a marijuana-related business implicates one of the Cole Memo priorities or violates state law. This is a particularly important factor for a financial institution to consider when assessing the risk of providing financial services to a marijuana-related business. Considering this factor also enables the financial institution to provide information in BSA reports pertinent to law enforcement’s priorities. A financial institution that decides to provide financial services to a marijuana-related business would be required to file suspicious activity reports (“SARs”) as described below.

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Notwithstanding the issuance of this guidance, except for isolated, intermittent periods of time, financial institutions have not provided access to the cannabis industry. In part, this is because financial institutions have not been able to establish the required due diligence regime. State Sourced has developed a unique proprietary system to address these issues, and in 2017 intends to begin entering into agreements with dispensaries and other businesses in the medical cannabis industry.

The Company also works with public officials and government agencies to expand the acceptance of medicinal cannabis, and the adoption of a legal framework where maximum market expansion is possible. The Company believes that it is also positioned to lead the entire market in payment and transaction services as a result of its fast-moving efforts to change the legal and financial landscape of the medicinal cannabis marketplace.

Since commencing operations in July 2013, the Company has invested significant time and resources into product development, market research and brand strategy in preparation for the growing market in state-legalized cannabis. This approach has put the Company, it is believed, in a unique position to service the industry and emerging economy.

Competition

To our knowledge, no other company offers a completely integrated closed loop first tier processing system for medical cannabis transactions. There can be no assurance, however, that other parties will seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

Federal Regulation and Our Business

Cannabis is currently a Schedule I controlled substance and is therefore illegal under federal law. Even in those states in which the use of cannabis has been legalized, its use, possession, or cultivation remains a violation of federal laws. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of the date of this offering circular, 29 states and the District of Columbia allow their residents to use medical cannabis. The state laws are in conflict with the federal Controlled Substances Act (the “CSA”), which makes cannabis use and possession illegal on a national level. The Obama administration stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. However, recent statements by the Trump administration, in particular by Attorney General Jeff Sessions, indicate that this policy may be under review. In March 2015, legislation was introduced in the U.S. Senate proposing to change federal law such that states could regulate medical use of cannabis without risk of prosecution. A key component of the proposed Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) is to reclassify cannabis under the Controlled Substances Act to Schedule II, thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. There is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal government.

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The Company does not grow or distribute cannabis. However, our providing of software and payment systems to state-approved cannabis cultivators and dispensary facilities could be deemed to be aiding and abetting illegal activities, a violation of federal law. Nonetheless, under current enforcement guidelines the Company’s activities would not be prosecuted. We intend to remain within the guidelines outlined in the Cole Memo (see “The Cole Memo”), however, we cannot provide assurance that the Company is in full compliance with the Cole Memo or any other federal laws or regulations.

Section 537 of the Consolidated Appropriations Act for the fiscal year ended September 30, 2017 prohibits the expenditure by the Department of Justice of any funds to prevent the implementation of medical marijuana laws by any state or the District of Columbia or Puerto Rico. In United States v McIntosh, the 9th Circuit Court of Appeals held that the operators and growers had standing to challenge federal indictments for violations of the Controlled Substances Act. It is unknown whether future appropriations acts will include similar provisions or whether other circuits will follow the lead of the 9th Circuit.

DOJ Deputy Attorney General James M. Cole issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”): (a) preventing distribution of cannabis to minors; (b) preventing revenue from cannabis from going to gangs, cartels and other illegal participants; (c) preventing the diversion of cannabis from states where it is legal to states where it is illegal; (d) preventing state-authorized cannabis activity from being a cover or pretext for the trafficking of other illegal drugs; (e) preventing violence and the use of firearms in the cultivation and distribution of cannabis; (f) preventing drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use; and (g) preventing the growing of cannabis on public lands and its use or possession on Federal property.

The DOJ may issue in the future supplemental guidance directing that prosecutors also consider the Enforcement Priorities with respect to federal money laundering, unlicensed money transmitter, and BSA offenses predicated on cannabis-related violations of the CSA.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

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Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to consultants in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock trades on OTC Link under the symbol REFG. The following table reflects the high and low sales prices for our common stock in the calendar quarters indicated; such prices may not reflect actual transactions or retail markdowns or commissions.

Quarter Ended	High	Low

September 30, 2017	$0.06	$0.02
June 30, 2017	$0.12	$0.04
March 31, 2017	$0.18	$0.08

December 31, 2016	$0.18	$0.03
September 30, 2016	$0.08	$0.05
June 30, 2016	$0.07	$0.05
March 31, 2016	$0.07	$0.05

December 31, 2015	$0.06	$0.03
September 30, 2015	$0.06	$0.02
June 30, 2015	$0.08	$0.05
March 31, 2015	$0.07	$0.04

As of the date of this offering circular, we had approximately 440 record holders of our common stock.

We do not have a stock option plan in place and have not granted any stock options at this time. We have a warrant plan for our Board of Advisors and currently there are outstanding warrants to purchase 14,500,000 shares of our common stock at prices ranging from $.04 to $.18 per share.

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DILUTION

Purchasers of our common stock offered in this offering circular will experience an immediate and substantial dilution of the net tangible book value of their common stock from the initial public offering price. Such dilution results from the offering price of the shares by the Company, (but excluding the conversion price of $.0125 that the Selling Security Holder is converting a convertible promissory note in the amount of $85,000 into 7,038,000 common shares for sale hereunder, which note was converted after September 30, 2017). At September 30, 2017, we had a consolidated net tangible book value of approximately $(268,937) or $(0.0012) per share of our common stock held by continuing investors. After giving effect to the sale of the shares of our common stock offered hereby, including the use of proceeds as described under “Use of Proceeds,” and the deduction of underwriting discounts and commissions and estimated offering and formation expenses, the pro forma net tangible book value at September 30, 2017 attributable to common stockholders would have been $271,063 or $0.0011 per share of our common stock. This amount represents an immediate increase in net tangible book value of $0.0023 per share to continuing investors and an immediate dilution in pro forma net tangible book value of $0.0189per share from the assumed initial public offering price of $0.02 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

Assumed initial public offering price per share	$0.02
Net tangible book value per share before this offering (1)	$(0.0012)

Increase in pro forma net tangible book value per share attributable to this offering (2)	$0.0023
Pro forma net tangible book value per share after this offering	$0.0011

Dilution in pro forma net tangible book value per share to new investors	$0.0189

____________

(1)

Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on September 30, 2017 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

(2)

The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note (1) above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes thereto of the Company, as well as the financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

The Company was incorporated on May 17, 2013, and commenced operations shortly thereafter. We are still in the research and development early marketing stage of our business.

Operating Results

We generated no gross revenues during the years ended December 31, 2016 or December 31, 2015, or for the nine months ended September 30, 2017.

Cost of Revenue

We had no cost of revenues during the years ended December 31, 2016 or December 31, 2015, or for the nine months ended September 30, 2017.

Operating expenses

Operating expenses during the year ended December 31, 2016 amounted to $339,078 compared to $7,200 for the year ended December 31, 2015. The operating expenses in 2016 consisted of compensation of $202,500 and general and administrative expenses of $136,578. For the nine months ended September 30, 2017, our operating expenses amounted to $207,190, including offering costs of $50,000. Comparatively, we did not have operating expenses for the nine months ended September 30, 2016. Operating expenses mainly includes payments for general and administrative expenses.

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Net loss

As a result of the foregoing, during the year ended December 31, 2016, we recorded a net loss of $528,818, of which $184,240 was from discontinued operation, compared to $404,705 for the year ended December 31, 2015, of which $392,005 was from discontinued operation. Our net loss for the nine months ended September 30, 2017 was $215,113, compared to $186,705 for the nine months ended September 30, 2016, of which $182,580 was from discontinued operation. During the nine months ended September 30, 2016, the business related to the tracking software was discontinued since the Company focused on the development and marketing of a proprietary payment system for medical cannabis transactions.

Liquidity and Capital Resources

For the Years Ended December 31, 2016 and 2015

During the years ended December 31, 2016 and 2015, net cash flows used in operating activities were $311,036 and $389,687, respectively. The negative cash flow from operation in 2016 was due to net loss of $528,818, partially offset by non-cash stock based compensation of $202,500. Comparatively, the negative cash flow from operation in 2015 was due to net loss of $404,705.

There were no cash flows from investing activities during the years ended December 31, 2016 and 2015.

During the years ended December 31, 2016 and 2015, net cash flows provided by financing activities were $220,000 and $266,665, respectively, due primarily to the proceeds from sales of common shares in both years.

For the Nine Months Ended September 30, 2017 and 2016

During the nine months ended September 30, 2017 and 2016, net cash flows used in operating activities were $117,687and $177,805, respectively, due primarily to net losses during the periods.

There were no cash flows from investing activities during the nine months ended September 30, 2017 and 2016.

During the nine months ended September 30, 2017 and 2016, net cash flows provided by financing activities were $50,210and $66,666, respectively, due primarily to the proceeds from sales of common shares in both periods.

As of September 30, 2017, the Company had cash on hand of $2,787. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 30,000,000 shares of its common stock on a best efforts basis at a fixed price of $.02 per share and any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The Selling Security Holder is offering a maximum of 7,038,000 shares of common stock on a best efforts basis at a fixed price of $.02 per share. The offering will terminate upon the earlier of the sale of all 37,038,000 shares or one year from the date of this offering circular. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this offering circular. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

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We intend to sell the shares in this offering through registered broker-dealers or through our President, Jeremy Roberts. He will not receive any compensation for offering or selling the shares.

Once the offering statement is effective, Jeremy Roberts will contact individuals with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them the shares.

Mr. Roberts is relying on Rule 3a4-1 of the Securities Act of 1934 to offer the company’s shares without registering as brokers. Mr. Roberts is able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that he is: (a) not subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933; (b) not compensated in connection with his participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) not an associated person of a broker dealer; (d) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; (e)not a broker or dealer, or has been a broker or dealer, within the preceding 12 months; and (f) does not participate in selling an offering of securities for any issuer more than once every 12 months.

The Selling Security Holder intends to sell the 7,038,000 shares in this offering through registered broker-dealers from time to time as it converts the $85,000 convertible note into common shares. We will not receive proceeds from the sale of shares by the Selling Security Holder.

The Selling Security Holder in this offering may be considered an underwriter, as that term is defined in Section 2(11) of the Securities Act. We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holder. The distribution of the securities by the Selling Security Holder may be effected in one or more transactions that may take place in the OTC Markets, including broker's transactions or privately negotiated transactions.

The Selling Security Holder may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such Selling Security Holder, the pledgee in such loan transaction would have the same rights of sale as the Selling Security Holder under this offering circular. The Selling Security Holder may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this offering circular. The Selling Security Holder may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holder under this offering circular.

The Selling Security Holder will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Security Holder or any such other person. We have instructed our Selling Security Holder that it may not purchase any of our securities while they are selling shares under this offering circular.

We will not pay for any expenses relating to the sale of shares by the Selling Security Holder except the expenses related to filing this offering circular.

SELLING SECURITY HOLDER

The entity named below is the “Selling Security Holder.” The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by the Selling Security Holder, and therefore, no accurate forecast can be made as to the number of securities that will be held by the Selling Security Holder upon termination of this offering.

Except as noted, upon conversion of the convertible promissory note that the selling security holder listed in the table will have sole voting and f powers with respect to the securities indicated and has never been one of our officers or directors. We will not receive any proceeds from the sale of the securities by the Selling Security Holder. The Selling Security Holder is not a broker- dealer or affiliated with a broker-dealer. The Selling Security Holder may be deemed to be an underwriter.

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The Selling Security Holder intends to sell the 7,038,000 shares in this offering through registered broker-dealers from time to time as it converts the $85,000 convertible promissory note into common shares.

Total Shares Owned	% Before Offering	% After Offering	Material Transactions With the Selling Security Holder

Greentree Financial Group, Inc.	3.1%	0.0%	[1]
7951 S.W. 6th Street, Suite 216
Plantation, FL 33324
Attn: R. Chris Cottone

_____________

1.

Greentree Financial Group, Inc. is a Florida corporation (“Greentree”) and financial advisor to the Company pursuant to an Advisory Agreement dated May 2, 2017. Greentree provided bridge financing in the amount of $85,000 to the Company in connection with this offering pursuant to a Convertible Promissory Note dated May 2, 2017. A copy of the Convertible Promissory Note is attached as Exhibit 10.1 to this offering circular. The natural persons who have shared voting and investment power over Greentree are Michael Bongiovanni (40%), R. Chris Cottone (40%) and Weixuan Luo (20%). Their ownership percentages are in parenthesis.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors, Executive Officers and Significant Employees.

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or remfovals.

Our directors, executive officers and significant employees their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed	Approximate hours per week

Directors and Executive Officers:

Jeremy Roberts	President, Chief Financial Officer and Director	38	May 17, 2013	40+

Sean Hullinger	Corporate Counsel and Secretary	49	May 17, 2013	6 – 8

Significant Employees:

Tyler Young	Chief Technology Officer	39	May 17, 2013	8 – 10

Business Experience

The following is a brief account of the education and business experience of our directors, executive officers and significant employees during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

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Jeremy Roberts, President, Chief Financial Officer and Director

Since May 2013, Mr. Roberts has been the director and the principal officer of the Company. He graduated with a degree in political science from the University of Utah. Prior to May 2013, he was the president of I15 Brand, a marketing and communications firm.

Sean Hullinger, Corporate Counsel and Secretary

Since May, 2013, Mr. Hullinger has been the Corporate Counsel and Secretary of the Company. He has been an attorney in private practice in Utah since 2009, specializing in criminal defense, appelate practice, corporate law and ethics. Mr. Hullinger was previously an officer in the Central Intelligence Agency and then continued his service as a senior intelligence analyst and program manager with SAIC, Inc. He received a BA from Old Dominion University in 1994 and a J.D from the J. Reuben Clark Law School in 1997.

Tyler Young, Chief Technology Officer

Tyler Young holds a BSCS and an MBA from Neumont University, where he taught software engineering from 2008 to 2011. He was a Software Engineer at MonaVie from September 2011 to November 2012, and also a Software Engineer at Intermountain Healthcare from November 2012 to June 2013. He was a Senior Software Engineer at Software Technology Group from June 2013 to March 2014, and also a Senior Software Engineer at ITN International from March 2014 to July 2016. Mr. Young is currently a Senior Software Engineer at HealthEquity since August 2016. Mr. Young's breadth and depth of experience sets him apart as an expert in software architecture and business process modeling.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors' executive officers, or significant employees other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1)

He has not been convicted, within ten years before the filing of the offering statement (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)

He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering statement, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

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(3)

He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering statement, bars the person from:(A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering statement;

(4)

He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering statement:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5)

He is not subject to any order of the Commission entered within five years before the filing of the offering statement that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

(6)

He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)

He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering statement filed with the Commission that, within five years before the filing of the offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8)

He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering statement, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board, or their successor is elected and qualified.

EXECUTIVE COMPENSATION

The Company has made no provisions for paying cash or non-cash compensation to its officer and director for services. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.Mr. Roberts was issued 60,000,000 shares of common stock in 2016 for services valued at $.01 per share.

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The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended September 30, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jeremy Roberts President and Director	2016	−	−	600,000		−	−	−	−	600,000

Sean Hullinger Corporate Counsel and Secretary	2016	−	−	20,000	(1)	−	−	−	−	20,000	(1)

__________

(i) Includes 2,000,000 shares issuable upon exercise of warrants.

Equity Awards

In June, 2014, we awarded warrants to purchase 2,000,000 shares of common stock to each of nine persons at a price of $0.14 per share to the four members of our advisory board, an in-house attorney, a software programmer, and other persons. These warrants expire on December 31, 2018. We also issued a like number of warrants to a new member of our Board of Advisors in March 2017, but at a price of $0.08 per share and expiring on December 31, 2018. We have not adopted any formal equity incentive plan. In 2016, we issued 250,000 shares to a consultant and 20,000,000 shares to our officer and director for services, valued at $.01 per share. We issued warrants to purchase up to 1,000,000 shares to a lobbying consultant in February 2015. The warrants are exercisable at a price of $.04 per share until December 31, 2018.We also issued warrants to a consulting firms to purchase up to 3,000,000 shares exercisable at a price of $.10 per share and 1,000,000 restricted shares to a consulting firm with registration rights.

Our directors are not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts. No compensation is paid to directors for acting as such.

Employment Contracts and Employees

We have no employment contracts with any of our officers or directors. We currently employ our CEO as a full time officer and we have a part time general counsel and a part time chief technology officer. We plan to add up to five administrative personnel, including a full time Chief Financial Officer.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of September30, 2017 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 227,259,485 shares of our common stock outstanding as of the date above.

Name and Address	Number of Shares	Percentage Before Offering	Percentage After Offering

Jeremy Roberts (1)	80,000,000	35.2%	30.3%

Sean Hullinger (1)	2,000,000	0.9%	0.8%

All officers and directors as a group (2 persons)	82,000,000	36.1%	31.1%

__________

(1)	The address of these persons is care of the Company.

Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our common stock after the offering. Since they may continue control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Other than the issuance of 80,000,000 shares of common stock to Jeremy Roberts, we do not have any transactions with related persons to report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with any independent registered public accountant. As mentioned elsewhere herein, our financial statements have not been reviewed by an independent registered public accountant.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this offering circular as having prepared or certified any part of this offering circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Law Offices of Harold H. Martin, P.A. will pass on the validity of the common stock being offered pursuant to this offering circular.

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DESCRIPTION OF CAPITAL STOCK

Our Articles of Incorporation provides that we may issue up to 490,000,000 shares of common stock, $0.0001 par value per share, referred to as common stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share, including up to 250,000 shares of Series A Convertible Preferred Stock.As of the date of this offering circular, there are 227,259,485 outstanding shares of common stock. Upon completion of the maximum offering, 264,297,485 shares of our common stock will be issued and outstanding, and 35,000 shares of Series A Convertible Preferred Stock will be issued and outstanding.

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non-assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

Under Nevada law, a Nevada corporation generally cannot dissolve, amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s Articles of Incorporation. Our Articles of Incorporation provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority ofall the votes entitled to be cast on such matters. Nevada law also permits a Nevada corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because substantially all of our assets will be held by our operating partnership or its subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

Preferred Stock

Our Articles of Incorporation authorizes our board of directors to classify any unissued shares of preferred stock into one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board of directors is required by Nevada law and by our Articles of Incorporation to set, subject to the provisions of our Articles of Incorporation regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, 35,000 of the authorized 250,000 shares of Series A Convertible Preferred Stock are outstanding and we have no present plans to issue any additional shares of preferred stock. Holders of the Series A Convertible Preferred Stock has the same voting and liquidation rights as the common stock on an as-converted basis. Each share of Series A Convertible Preferred Stock is convertible into 2,500 shares of common stock.

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Transfer Agent and Registrar

Our transfer agent and registrar for our shares of common stock is Action Stock Transfer Corporation, Its address is 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

SHARES ELIGIBLE FOR FUTURE SALE

General

Upon completion of the formation transactions and this offering, we will have outstanding 264,297,485 shares of our common stock.Of these shares, the 37,078,000 shares sold in this offering and 109,137,306 currently outstanding shares will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our Articles of Incorporation, except for any shares purchased in this offering by our “affiliates,” as that term is defined by Rule 144 under the Securities Act. The remaining 118,122,719 shares of common stock will be “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144, as described below.

Prior to this offering, there has been no active public market for our common stock. We can provide no assurance as to: (1) the likelihood that an active market for our shares of common stock will develop; (2) the liquidity of any such market; (3) the ability of the stockholders to sell the shares; or (4) the prices that stockholders may obtain for any of the shares. We cannot make any prediction as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock (including shares issued upon the exchange of common units in our operating partnership tendered for redemption), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See “Risk Factors—Risks Related to the Market for Our Common Stock”. For a description of certain restrictions on transfers of our shares of common stock held by our stockholders, see “Description of Capital Stock.”

Rule 144

Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of our stock that constitute restricted securities without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of our stock pursuant to Rule 144(b)(1) are as follows: (1) the person selling the shares must not be an affiliate of ours at the time of the sale, and must not have been an affiliate of ours during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates or (B) if we satisfy the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from us or any of our affiliates.

Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of ours may sell shares of our stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of ours (or has been within three months prior to the date of sale) to sell shares of our stock pursuant to Rule 144(b)(2) are as follows (1) at least twelve months must have elapsed since the date of acquisition of the shares of stock from us or any of our affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) we must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than 1% of the shares of our common stock then outstanding as shown by the most recent report or statement published by us, which will equal approximately 2,500,000 shares immediately after this offering.

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AVAILABLE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the common stock offered hereby. This offering circular, which constitutes part of the offering statement, does not contain all of the information set forth in the offering statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the offering statement, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the offering statement, each such statement being qualified in all respects by such reference.

A copy of the offering statement and the exhibits and schedules that were filed with the offering statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

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F-1

MEDICAL CANNABIS PAYMENT SOLUTIONS

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015
		(Restated)
ASSETS
Current Assets
Cash in Bank	$70,264	$161,300
Total Current Assets	70,264	161,300

Assets of Discontinued Operations	0	2,687
TOTAL ASSETS	$70,264	$163,987

LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Promissory Notes	$137,500	$137,500
Related party advances	3,100	0
Accounts Payable and accrued expenses	33,698	24,203
Total Current Liabilities	174,298	161,703

Stockholders’ Equity (Deficit)
Preferred Stock - 10,000,000 shares authorized; Par value of $.0001 per share; 33,600 and 35,200 shares issued and outstanding	3	3
Common Stock - 490,000,000 shares authorized; Par value of $.0001 per share; 223,592,818 and 188,342,818 shares issued and outstanding	22,359	18,834
Additional Paid in Capital	1,246,816	777,840
Subscription receivable	(100,000)	--
Deficit accumulated during the development stage	(1,323,211)	(794,393)
Total Stockholders’ Equity	(154,034)	2,284

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$70,264	$163,987

See notes to consolidated financial statements

F-2

MEDICAL CANNABIS PAYMENT SOLUTIONS

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2016	2015
		(Restated)
Continuing Operations

Compensation expense	$202,500	$--

General & Administrative Expenses	$136,578	$7,200

Net Loss from continuing operations	(339,078)	(7,200)

Other Income (Expense)

- Interest Expense	(5,500)	(5,500)

Net Loss from continuing operations	$(344,578)	$(12,700)

Net loss from discontinued operations	$(184,240)	$(392,005)

Net loss	$(528,818)	$(404.705)

Net Loss per Share	$(0.00)	$(0.00)

Weighted Average Shares Outstanding	202,875,010	169,342,818

See notes to consolidated financial statements

F-3

MEDICAL CANNABIS PAYMENT SOLUTIONS
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Preferred Stock		Paid in	Subscription	Accumulated
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Total

Balances, May 17, 2013	60,000,000	$6,000	--	$--	$24,000	$--	$--	$30,000
Issuance of shares in reverse merger	15,178,431	1,518	125,000	13	(1,518)	--	--	13
Loss from inception to
December 31, 2013	--	--	--	--	--	--	(118,578)	(118,578)
Balances, December 31, 2013	75,178,431	$7,518	125,000	$13	$22,482	--	$(118,578)	$(88,565)

Issuance of shares on preferred conversion	36,000,000	3,600	(14,400)	(2)	(3,598)	--	---	--
Cancellation of preferred shares	--	--	(67,400)	(7)	7	--	--	--
Issuance of shares for cash in placement	20,000,000	2,000		--	498,000	--	--	500,000
Loss for the year ended
December 31, 2014	--	--	--	--	--	--	(271,110)	(271,110)
Balances, December 31, 2014	131,178,431	$13,118	43,200	$4	$516,891	--	$(389,688)	$140,325

Issuance of shares on preferred conversion	18,000,000	1,800	(8,000)	(1)	(1,799)	--	--	--
Issuance of shares for cash in placement	15,164,387	1,516	--	--	265,148	--	--	266,664
Issuance of share for finders fees and antidilution rights	24,000,000	2,400	--	--	(2,400)	--	--	--
Loss for the year ended
December 31, 2015	--	--	--	--	--	--	(404,705)	(404,705)
Balances, December 31, 2015	188,342,818	$18,834	35,200	$3	$777,840	--	$(794,393)	$2,284

Issuance of shares for cash in placement	3,000,000	300	--	--	69,700	--	--	70,000
Issuance of shares for cash in placement	8,000,000	800	--	--	199,200	(100,000)	--	100,000
Issuance of shares for services	20,250,000	2,025	--	--	200,475	--	--	202,500
Issuance of shares on preferred conversion	4,000,000	400	(1,600)	--	(399)	--	--	--
Loss for the year ended
December 31, 2016	--	--	--	--	--	--	(528,818)	(528,818)

Balances, December 31, 2016	223,592,818	$22,359	33,600	$3	$1,246,816	$(100,000)	$(1,323,211)	$(154,034)

See notes to consolidated financial statements

F-4

MEDICAL CANNABIS PAYMENT SOLUTIONS

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
		(Restated)
Cash Flows from Operating Activities
Net Loss	$(528,818)	$(404,705)
Shares issued for services	202,500	--
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	2,687	1,040
Increase (decrease) in related party Payable	3,100	--
Increase (decrease) in accounts payable	3,995	8,478
Increase (decrease) in accrued interest	5,500	5,500
Net Cash Used by Operating Activities	(311,036)	(389,687)

Cash Flow from Financing Activities
Proceeds from related party advances	3,100	--
Issuance of shares for cash	216,900	266,665
Net Cash Provided by Financing Activities	220,000	266,665
Net Increase (Decrease) in Cash	(91,036)	(123,022)
Beginning Cash Balance	$161,300	$284,322
Ending Cash Balance	$70.264	$161,300

See notes to consolidated financial statements

F-5

 MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Medical Cannabis Payment Solutions was incorporated in the State of Nevada on May 17, 2013 and is the result of a holding company reorganization with Refill Energy, Inc. Refill Energy formerly operated in the oil and gas exploration and production industry, with primary assets and operations in Nevada, Utah, Oklahoma and Texas and then until after the reorganization, developed rights to gasifier technology. The shares of Refill Energy, Inc. have been set aside in the transfer agent records as a dividend to the Company's shareholders but no distribution was ever made. As of the end of 2013 Refill Energy, Inc. was inactive and the Company has been dissolved. Refill Energy, Inc. is no longer treated as a subsidiary. The Company has two subsidiaries, one of which, State Sourced, is active.

Unaudited Financial Statements.- These financial statements have been prepared by management and have not been reviewed or audited by any outside accounting firm. The financial statements include the financial information of a Wyoming limited liability company subsidiary. All intercompany accounts are eliminated in the consolidation.

Fiscal Year - The Company’s fiscal year-end is December 31.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates - The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements' estimates or assumptions could have a material impact on the Company's financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company's financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Property, Plant and Equipment - Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

F-6

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

Estimated Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years
Website / Software	3-5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. Since the refinery and engineering investment has not yet been placed in service, no depreciation has commenced.

Advertising - Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the periods presented.

Research and Development - All research and development costs and software development costs are expensed as incurred. There was no research and development expense for the periods presented.

Income tax - We are subject to income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Non-Cash Equity Transactions - Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value Measurements - Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to certain investments and long-term debt. Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures , clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

F-7

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.).

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the Company’s consolidated financial statements.

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at December 31, 2012.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of December 31, 2012, the Company had no assets other than cash, fixed assets.

Restatement of 2015 - The issuer restated certain items related to its statement of changes to shareholders’ equity for the year ended December 31, 2015, in connection with shares issued to investors in 2014, by agreement as a result of selling shares for lower prices in 2015. In addition, the Company agreed to issue finders fee shares to two persons for money raised in 2015. These changes flowed through the other financial statements.

Basic and diluted earnings per share - Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,

•	Employee stock options, and

•	Other equity awards, which include long-term incentive awards.

F-8

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

The FASB ASC Topic 260, Earnings Per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share is based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there were no potentially dilutive instruments for the period presented.

Concentrations, Risks, and Uncertainties - The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the period presented.

Stock Based Compensation - For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our Consolidated Statement of Income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016, however, the FASB has proposed a one-year deferral. Early adoption is not permitted, and either full retrospective adoption or modified retrospective adoption is permitted. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15 (ASU 2014-15), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

F-9

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS [Continued]

In February, 2015, the FASB issued ASU No. 2015-02 (ASU 2015-02), Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning after December 15, 2015. Early adoption is permitted. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with OTC Markets, and the payment of expenses associated with software development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon internally generated funds and funds from the sale of securities to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse affect upon its and its shareholders.

NOTE 4 - DISCONTINUED OPERATIONS

Through March 31, 2016, the Company’s primary business activity was the development of tracking software for the medical cannabis industry through its Ghost Apps subsidiary, as well as the development and marketing of a proprietary payment system for medical cannabis transactions. On March 21, 2016, the Company incorporated its new subsidiary State Sourced for the latter business and concentrated its efforts on State Sourced. The business related to the tracking software has been reflected as discontinued operations. The Company has reclassified its previously issued financial statements to segregate the discontinued operations as of the earliest period reported. The only assets related to the discontinued operations were furniture and equipment, which were written off with the discontinued operations. There were no remaining liabilities associated with that business.

F-10

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTES PAYABLE

The Company received a $35,000 loan at the end of the September 30, 2013 quarter due in one year and bearing interest at 4%, a $40,000 loan on the same terms on October 31, 2013, and also agreed to assume a $25,000 loan due April 12, 2014 bearing 5% interest which represented costs of the holding company reorganization. The Company received an additional $25,000 loan in February 2014, also bearing 4% and due in one year, and a loan of $12,500 at the end of the June 30, 2014 quarter on the same terms. The holders have agreed to extend the notes until December 31, 2017. The Company received advances from its officer and director during 2016 of $3,100. These advances do not bear interest and are due on demand.

NOTE 6 - CAPITAL STOCK AND SECURITIES

The Company has authorized 490 million shares of $.0001 par value common stock and 10 million shares of $.0001 par value preferred stock, including 250,000 shares of Series A Convertible Preferred Stock. During the year ended December 31, 2015, there were 22,000,000 common shares issued on conversion of 9,600 shares of Series A Preferred Stock, including 4 million shares for which a conversion notice was received in fiscal 2014. During 2015, there were 15,164,387 shares of common stock issued for cash of $265,665, and 24 million shares issued for finders fees and antidilution with respect to shares issued for cash in 2014 and 2015.

On February 12, 2016, the Company entered into an agreement to sell 8 million common shares for $200,000. The purchaser paid $100,000 in 2016 and the remainder in the second quarter of 2017. Accordingly, the $100,000 paid in 2017 is accounted for as a subscription receivable. In March 2016, the Company issued 3 million shares for cash of $70,000. There were 20,000,000 shares issues to the executive officer for services on September 23, 2016 and 250,000 shares issued to a consultant for services in November 2016. All service shares were valued at $.01 per share. There were 4,000,000 shares issued on conversion of 1,600 shares of preferred stock during 2016.

As a result there are 223,592,818 and 188,342,818 common shares outstanding as of December 31, 2016 and 2015 respectively. In addition, 67,400 shares of Series A Convertible Preferred Stock were surrendered and cancelled in the six months ended June 30, 2014. These shares were restricted from conversion and were owned by former management, but were inadvertently not canceled at the time of the change of control in July 2013. Therefore, as of December 31, 2016 and 2015, there were 33,600 and 35,200, respectively, outstanding shares of Series A Convertible Preferred Stock, each of which shares is convertible into 2,500 shares of common stock.

The Company issued 12,500,000 warrants to purchase its common stock to nine employees and service consultants at a price of $.14 per share exercisable until December 18, 2018. This includes 1,000,000 warrants issued to the each of the two members of the Advisory Board and 2,000,000 to an officer. Warrants to purchase an additional 1,000,000 shares of common stock at $.04 per share were issued in February 2015 to a marketing consultant. An additional warrant to purchase 1,000,000 shares expiring December 31, 2018 and exercisable at $.08 was issued in April 2017 to a new member of the Board of Advisors. One person converted 1,000,000 of his warrants into a like number of shares in February 2017.

NOTE 7 - INCOME TAXES

The Company has available at December 31, 2016 unused operating loss carryforwards of approximately $1.3 million.

NOTE 8 - LOSS PER SHARE

Net loss per share is computed by dividing the loss from operations available to common shareholders by the weighted average number of shares outstanding for the period.

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

F-11

MEDICAL CANNABIS PAYMENT SOLUTIONS AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets

	September 30,	Dec. 31,
	2017	2016

ASSETS
Current assets
Cash and cash equivalents	$2,787	$70,264
Total current assets	$2,787	$70,264

TOTAL ASSETS	$2,787	$70,264

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Promissory notes	$222,500	$137,500
Related party advances	3,401	3,100
Accounts payable and accrued expenses	45,823	33,698
Total current liabilities	271,724	174,298

TOTAL LIABILITIES	271,724	174,298

STOCKHOLDERS' EQUITY
Preferred Stock, 10,000,000 shares authorized, par $.0001, 33,600 and 33,600 shares issued and outstanding	3	3
Common Stock, 490,000,000 shares authorized, par $.0001, 227,259,485 and 223,592,818 shares issued and outstanding	22,726	22,359
Additional paid in capital	1,346,658	1,296,815
Subscription receivable	(100,000)	(100,000)
Accumulated deficit	(1,538,324)	(1,323,211)
Total Stockholders' Equity (deficit)	(268,937)	(104,034)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,787	$70,264

The accompanying notes are an integral part of these consolidated financial statements.

F-12

MEDICAL CANNABIS PAYMENT SOLULTIONS AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations

	Nine months Ended September 30,
	2017	2016

Continuing operations
Offering costs	50,000
General and administrative expenses	157,190	--
Total operating expenses	207,190	--

Net loss from continuing operations	(207,190)	--

Other income (expense)
Interest expense	7,925	4,125
Interest income	2	--
Total other income (expense)	(7,923)	(4,125)

NET LOSS FROM CONTINUING OPERATIONS	(215,113)	(4,125)

NET LOSS FROM DISCONTINUED OPERATIONS	--	(182,580)

NET LOSS	$(215,113)	$(186,705)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING BASIC AND DILUTED	225,037,262	168,906,656

The accompanying notes are an integral part of these consolidated financial statements.

F-13

MEDICAL CANNABIS PAYMENT SOLUTIONS AND SUBSIDIARIES
Unaudited Consolidated Statements of Cash Flows

	Nine months Ended September 30,
	2017	2016
Cash Flows from Operating Activities
Net income	$(215,113)	$(186,705)
Non-cash item-issuance of note for services and payment of offering costs	85,000
Adjustments to reconcile net income to net cash used in operating activities
Depreciation	0	780
Changes in operating Assets and Liabilities:
Increase (decrease) in related party payable	301	0
Increase (decrease) in accounts payable	4,200	3,995
Increase (decrease) in accrued interest	7,925	4,125
Net cash provided by (used in) operating activities	(117,687)	(177,805)

Cash Flows from Financing Activities

Issuance of shares for cash	50,210	66,666
Net cash provided by financing activities	50,210	66,666

Net increase (decrease) in cash	(67,477)	(111,139)

Cash beginning of period	$70,264	$167,058
Cash end of period	$2,787	$55,919

Supplemental Disclosure of non-cash transactions
Interest paid	$--	$--
Taxes paid	$--	$--

The accompanying notes are an integral part of these consolidated financial statements.

F-14

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Medical Cannabis Payment Solutions was incorporated in the State of Nevada on May 17, 2013 and is the result of a holding company reorganization with Refill Energy, Inc. Refill Energy formerly operated in the oil and gas exploration and production industry, with primary assets and operations in Nevada, Utah, Oklahoma and Texas and then until after the reorganization, developed rights to gasifier technology. The shares of Refill Energy, Inc. have been set aside in the transfer agent records as a dividend to the Company's shareholders but no distribution was ever made. As of the end of 2013 Refill Energy, Inc. was inactive and the company has been dissolved. Refill Energy, Inc. is no longer treated as a subsidiary. The Company has two subsidiaries, one of which, State Sourced, is active.

Unaudited Financial Statements.- These financial statements have been prepared by management and have not been reviewed or audited by any outside accounting firm. The financial statements include the financial information of a Wyoming limited liability company subsidiary and a Wyoming corporate subsidiary. All intercompany accounts are eliminated in the consolidation.

Fiscal Year - The Company’s fiscal year-end is December 31.

Cash and Cash Equivalents - The Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

Basis of Presentation - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates. Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that (1) recorded transactions are valid; (2) all valid transactions are recorded and (3) transactions are recorded in the period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the company for the respective periods being presented.

Use of Estimates - The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements' estimates or assumptions could have a material impact on the Company's financial condition and results of operations during the period in which such changes occurred.

Actual results could differ from those estimates. The Company's financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Property, Plant and Equipment - Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Depreciation is computed for financial statement purposes on a straight-line basis over estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

F-15

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

Estimated
Useful Lives
Office Equipment	5-10 years
Copier	5-7 years
Vehicles	5-10 years
Website / Software	3-5 years

For federal income tax purposes, depreciation is computed under the modified accelerated cost recovery system. For financial statements purposes, depreciation is computed under the straight-line method. Since the refinery and engineering investment has not yet been placed in service, no depreciation has commenced.

Advertising - Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the periods presented.

Research and Development - All research and development costs and software development costs are expensed as incurred. There was no research and development expense for the periods presented.

Income tax - We are subject to income taxes in the U.S. Significant judgment is required in evaluating our uncertain tax positions and determining our provision for income taxes. In accordance with FASB ASC Topic 740, “Income Taxes,” we provide for the recognition of deferred tax assets if realization of such assets is more likely than not.

Non-Cash Equity Transactions - Shares of equity instruments issued for non-cash consideration are recorded at the fair value of the consideration received based on the market value of services to be rendered, or at the value of the stock given, considered in reference to contemporaneous cash sale of stock.

Fair Value Measurements - Effective beginning second quarter 2010, the FASB ASC Topic 825, Financial Instruments, requires disclosures about fair value of financial instruments in quarterly reports as well as in annual reports. For the Company, this statement applies to certain investments and long-term debt. Also, the FASB ASC Topic 820, Fair Value Measurements and Disclosures , clarifies the definition of fair value for financial reporting, establishes a framework for measuring fair value and requires additional disclosures about the use of fair value measurements.

Various inputs are considered when determining the value of the Company’s investments and long-term debt. The inputs or methodologies used for valuing securities are not necessarily an indication of the risk associated with investing in these securities. These inputs are summarized in the three broad levels listed below.

•	Level 1 – observable market inputs that are unadjusted quoted prices for identical assets or liabilities in active markets.

•	Level 2 – other significant observable inputs (including quoted prices for similar securities, interest rates, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including the Company’s own assumptions in determining the fair value of investments).

 The Company’s adoption of FASB ASC Topic 825 did not have a material impact on the Company’s consolidated financial statements.

F-16

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. The Company had no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. The Company had no financial assets and/or liabilities carried at fair value on a recurring basis at September 30, 2017.

The availability of inputs observable in the market varies from instrument to instrument and depends on a variety of factors including the type of instrument, whether the instrument is actively traded, and other characteristics particular to the transaction. For many financial instruments, pricing inputs are readily observable in the market, the valuation methodology used is widely accepted by market participants, and the valuation does not require significant management discretion. For other financial instruments, pricing inputs are less observable in the market and may require management judgment. As of September 30, 2017, the Company had no assets other than cash.

Restatement of 2016 - The issuer restated certain items related to the classification of expenses related to discontinued operations in 2016.

Basic and diluted earnings per share - Basic earnings per share are based on the weighted-average number of shares of common stock outstanding. Diluted Earnings per share is based on the weighted-average number of shares of common stock outstanding adjusted for the effects of common stock that may be issued as a result of the following types of potentially dilutive instruments:

•	Warrants,

•	Employee stock options, and

•	Other equity awards, which include long-term incentive awards.

The FASB ASC Topic 260, Earnings Per Share, requires the Company to include additional shares in the computation of earnings per share, assuming dilution.

Diluted earnings per share is based on the assumption that all dilutive options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options are assumed to be exercised at the time of issuance, and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Basic and diluted earnings per share are the same as there were no potentially dilutive instruments for the period presented.

Concentrations, Risks, and Uncertainties - The Company did not have a concentration of business with suppliers or customers constituting greater than 10% of the Company’s gross sales during the period presented.

Stock Based Compensation - For purposes of determining the variables used in the calculation of stock compensation expense under the provisions of FASB ASC Topic 505, “Equity” and FASB ASC Topic 718, “Compensation — Stock Compensation,” we perform an analysis of current market data and historical company data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of stock options granted, any fluctuations in these calculations could have a material effect on the results presented in our Consolidated Statement of Income. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

F-17

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - RECENTLY ENACTED ACCOUNTING STANDARDS

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2016, however, the FASB has proposed a one-year deferral. Early adoption is not permitted, and either full retrospective adoption or modified retrospective adoption is permitted. The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15 (ASU 2014-15), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, which provides guidance on determining when and how to disclose going-concern uncertainties in the financial statements. The new standard requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued. An entity must provide certain disclosures if conditions or events raise substantial doubt about the entity’s ability to continue as a going concern. The ASU applies to all entities and is effective for annual periods ending after December 15, 2016, and interim periods thereafter, with early adoption permitted. The Company is currently evaluating the impact the adoption of ASU 2014-15 on the Company’s financial statement presentation and disclosures.

In February, 2015, the FASB issued ASU No. 2015-02 (ASU 2015-02), Consolidation (Topic 810): Amendments to the Consolidation Analysis. ASU 2015-02 provides guidance on the consolidation evaluation for reporting organizations that are required to evaluate whether they should consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (collateralized debt obligations, collateralized loan obligations, and mortgage-backed security transactions). ASU 2015-02 is effective for periods beginning after December 15, 2015. Early adoption is permitted. The adoption of ASU 2015-02 is not expected to have a material effect on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

F-18

 MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its business plan and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

During the next year, the Company's foreseeable cash requirements will relate to continual development of the operations of its business, maintaining its good standing and making the requisite filings with OTC Markets, and the payment of expenses associated with software development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, the Company has relied upon internally generated funds and funds from the sale of securities to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company's stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company's failure to do so could have a material and adverse affect upon its and its shareholders.

NOTE 4 - DISCONTINUED OPERATIONS

Through March 31, 2016, the Company’s primary business activity was the development of tracking software for the medical cannabis industry through its Ghost Apps subsidiary, as well as the development and marketing of a proprietary payment system for medical cannabis transactions. On March 21, 2016, the Company incorporated its new subsidiary State Sourced for the latter business and concentrated its efforts on State Sourced. The business related to the tracking software has been reflected as discontinued operations. The Company has reclassified its previously issued financial statements to segregate the discontinued operations as of the earliest period reported. The only assets related to the discontinued operations were furniture and equipment, which were written off with the discontinued operations. There were no remaining liabilities associated with that business.

F-19

MEDICAL CANNABIS PAYMENT SOLUTIONS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTES PAYABLE

The Company received a $35,000 loan at the end of the September 30, 2013 quarter due in one year and bearing interest at 4%, a $40,000 loan on the same terms on October 31, 2013, and also agreed to assume a $25,000 loan due April 12, 2014 bearing 5% interest which represented costs of the holding company reorganization. The Company received an additional $25,000 loan in February 2014, also bearing 4% and due in one year, and a loan of $12,500 at the end of the June 30, 2014 quarter on the same terms. The holders have agreed to extend the notes until December 31, 2017. The Company received advances from its officer and director during 2016 of $3,100 and $301 in March 2017. These advances do not bear interest and are due on demand. We issued a convertible promissory note for $85,000 dated May 2, 2017 and due one year thereafter, which represents the payment of up to $50,000 in offering expenses in connection with a proposed public offering and $35,000 in other consulting services. The services were rendered commencing in July 2017, at which time the interest at 12% began to accrue. The note is convertible into common stock at 50% of the 20 day average trading price.

NOTE 6 - CAPITAL STOCK AND SECURITIES

The Company has authorized 490 million shares of $.0001 par value common stock and 10 million shares of $.0001 par value preferred stock, including 250,000 shares of Series A Convertible Preferred Stock. During the year ended December 31, 2015, there were 22,000,000 common shares issued on conversion of 9,600 shares of Series A Preferred Stock, including 4 million shares for which a conversion notice was received in fiscal 2014. During 2015, there were 15,164,387 shares of common stock issued for cash of $265,665, and 24 million shares issued for finders fees and antidilution with respect to shares issued for cash in 2014 and 2015.

On February 12, 2016, the Company entered into an agreement to sell 8 million common shares for $200,000. The purchaser paid $100,000 in 2016 and the remainder to be paid. Accordingly, the $100,000 paid in 2017 is accounted for as a subscription receivable. In March 2016, the Company issued 3 million shares for cash of $70,000. There were 20,000,000 shares issues to the executive officer for services on September 23, 2016 and 250,000 shares issued to a consultant for services in November 2016. All service shares were valued at $.01 per share. There were 4,000,000 shares issued on conversion of 1,600 shares of preferred stock during 2016. On September 15, 2017, we also issued 1,666,667 shares of common stock for $.03 per share ($50,000 cash). The purchaser was a person who was long acquainted with the Company.

The Company issued 12,500,000 warrants to purchase its common stock to nine employees and service consultants at a price of $.14 per share exercisable until December 18, 2018. This includes 1,000,000 warrants issued to the each of the two members of the Advisory Board and 2,000,000 to an officer. Warrants to purchase an additional 1,000,000 shares of common stock at $.04 per share were issued in February 2015 to a marketing consultant. An additional warrant to purchase 1,000,000 shares expiring December 31, 2018 and exercisable at $.08 was issued in April 2017 to a new member of the Board of Advisors. One person converted 1,000,000 of his warrants into a like number of shares in February 2017. We also issued warrants to a consulting firms to purchase up to 3,000,000 shares exercisable at a price of $.10 per share and 1,000,000 restricted shares to a consulting firm with registration rights.

As a result there are 227,259,485and 224,592,818 common shares outstanding as of September 30, 2017 and December 31, 2016 respectively. In addition, 67,400 shares of Series A Convertible Preferred Stock were surrendered and cancelled in the six months ended June 30, 2014. These shares were restricted from conversion and were owned by former management, but were inadvertently not canceled at the time of the change of control in July 2013. Therefore, as of September 30, 2017 and December 31, 2016, there were 33,600 outstanding shares of Series A Convertible Preferred Stock, each of which shares is convertible into 2,500 shares of common stock.

NOTE 7- INCOME TAXES

The Company has available at September 30, 2017 unused operating loss carryforwards of approximately $1.5 million.

NOTE 8 - LOSS PER SHARE

Net loss per share is computed by dividing the loss from operations available to common shareholders by the weighted average number of shares outstanding for the period.

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for all periods presented that would affect the computation of diluted loss per share.

F-20

MEDICAL CANNABIS PAYMENT SOLUTIONS

37,038,000 SHARES OF COMMON STOCK

OFFERING CIRCULAR

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this Offering Circular is December 13, 2017

30

PART III - INFORMATION NOT REQUIRED IN THE OFFERING CIRCULAR

Item 17

Number	Description of Exhibit

2.1	Articles of Incorporation
2.2	Bylaws
4.1	Form of Subscription Agreement
10.1	Convertible Promissory Note
12	Opinion re legality

31

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on the 13th day of December, 2017.

MEDICAL CANNABIS PAYMENT SOLUTIONS

By:	/s/ Jeremy Roberts
Jeremy Roberts
President and Director

This offering statement has been signed by the following person in the capacities indicated on December 13, 2017.

By:	/s/ Jeremy Roberts
Jeremy Roberts
President and Director (Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer)

32